Exhibit 99.2

FOR IMMEDIATE RELEASE

December 8, 2016

Contact
Susan Bladholm-Media
(971) 255-5023, sbladholm@ericksoninc.com

Zachary Cotner-Investor Relations
(503) 505-5804, zcotner@ericksoninc.com

Erickson Inc. opens DIP purchase option to Second Priority Note Holders

PORTLAND, Ore. - Erickson Incorporated (NASDAQ:EAC) (the “Company”), a leading global provider of aviation services, today announced the commencement of a process to syndicate participation in a debtor-in-possession term loan facility (the “DIP Term Facility”) by eligible beneficial holders of Erickson’s 8.25% Second Priority Senior Secured Promissory Notes due 2020 (“Second Priority Notes”) as of December 2, 2016. Such eligible beneficial holders of Second Priority Notes shall have the opportunity to purchase a portion of $62,500,000 in aggregate principal amount of the DIP Term Facility pursuant to certain syndication procedures (the “Syndication Procedures”) established by Erickson, certain holders of the Second Priority Notes that entered into a creditor support agreement with the Debtors and certain other creditors of the Debtors, and the agent under the DIP Term Facility. The Syndication Procedures were filed on the docket of the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) on November 29, 2016 at docket number 110. On December 2, 2016, the Bankruptcy Court entered into a final order granting final approval of the DIP Term Facility (the “Final DIP Order”), and pursuant to the Final DIP Order, Erickson has been authorized to assist in the syndication of the DIP Term Facility in accordance with the Syndication Procedures.
Participation in the opportunity is limited to an eligible holder of the Second Priority Notes (including each Backstop Party (as defined in the Final DIP Order)) that is an entity that is (i) either (A) a Qualified Institutional Buyer, as such term is defined in Rule 144A under the Securities Act or (B) an Institutional Accredited Investor within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities or an entity in which all of the equity investors are such institutional “Accredited Investors” under the Securities Act, (ii) a beneficial holder of Second Priority Notes on December 2, 2016, and (iii) not the Company or an affiliate of the Company and (iv) a Backstop Party (as defined in the Final DIP Order).

Pursuant to the Syndication Procedures, the syndication process shall begin on December 8, 2016 and expire at 5:00 P.M. New York City time on December 19, 2016, unless extended or earlier terminated by mutual agreement of the Backstop Parties, the Company and the agent under the DIP Term Facility. Detailed information concerning eligibility for participation in the DIP Term Facility syndication, the requirements and process for participation, and various relevant deadlines in connection with the syndication are set forth in the Syndication Procedures.

Holders of Second Priority Notes may obtain copies of the Syndication Procedures and related documents upon request to Erickson’s Information Agent, Kurtzman Carson Consultants, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, Attn: Erickson Incorporated, Telephone: (917) 281-4800, Email: ericksondip@kccllc.com.

About Erickson
Erickson is a leading global provider of aviation services and operates, maintains and manufactures utility aircraft to safely transport and place people and cargo around the world.  The Company is self-reliant, multifaceted and operates in remote locations under challenging conditions specializing in Global Defense and Security, Manufacturing and MRO, and Commercial Services (comprised of firefighting, HVAC, power line, construction, timber harvesting, oil and gas and specialty lift). With roots dating back to 1960, Erickson operates a fleet of approximately 69 aircraft, is headquartered in Portland, Oregon, USA, and operates in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit our website at www.ericksoninc.com.

###

This press release contains certain statements relating to future results (including, without limitation, “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including certain other risks or uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as in the other reports we file with the SEC from time to time, which are available at the SEC’s web site located at http://www.sec.gov. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.